Exhibit 10.18

PERSONAL AND CONFIDENTIAL

As of

Dear                            ,

JumpTV Inc. (“JumpTV” or the “Company”) has granted you Stock Appreciation Rights (“SARs”) that enable you to purchase common shares of JumpTV.

The SARs will vest immediately, as described in the chart below and will expire on                     if not exercised sooner.

Number of SARs Granted	Grant Date	Exercise Price	Vesting Period	Expiration

You are entitled to exercise any SARs that have fully vested.  SARs may not be exercised in amounts less than 100 Shares unless it entirely exhausts your remaining SARs balance and for any resulting fractional shares you will receive a payment in cash based on the difference between the then-current applicable stock price and the exercise price.

Attached to this letter is a copy of the Company’s current Stock Appreciation Rights Plan.  This plan document governs all aspects of the above granted SARs.

Kindly acknowledge receipt of this letter by signing below and returning a copy to me at your earliest convenience.

Yours truly,

Arthur J. McCarthy
Chief Financial Officer, JumpTV Inc.

Acknowledgement by:

[Name]	Date